QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-163826 on Form S-4 of our report dated April 16, 2009 relating to the consolidated financial statements of Rite Aid Corporation and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 16, 2009, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 14, 2010

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM